Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: Matt Funke, CFO
June 12, 2018	(573) 778-1800

SOUTHERN MISSOURI BANCORP AND GIDEON BANCSHARES
ANNOUNCE AGREEMENT TO MERGE

Poplar Bluff, Missouri - Southern Missouri Bancorp, Inc. (NASDAQ: SMBC, "Southern Missouri"), the parent corporation of Southern Bank, and Gideon Bancshares Company ("Gideon"), the 92% owner of First Commercial Bank ("First Commercial"), today announced the signing of a definitive merger agreement whereby Southern Missouri will acquire Gideon in a stock and cash transaction.

Gideon operates ten locations in southeast Missouri. At March 31, 2018, Gideon's consolidated assets were $223 million, including loans, net of allowance, of $145 million, while deposits totaled $176 million.

Southern Missouri reported consolidated assets at March 31, 2018, of approximately $1.8 billion, including loans, net, of $1.5 billion, and total deposits of $1.6 billion. On a pro forma basis, the combined company's total assets will be approximately $2.1 billion, with total loans, net, of $1.7 billion, and total deposits of $1.8 billion.

Under the terms of the merger agreement, unanimously approved by the boards of directors of Gideon and Southern Missouri, Gideon shareholders will receive 2.0486 shares of Southern Missouri common stock and $72.79 in cash for each share of Gideon common stock, subject to adjustment for Gideon's capital at closing and assuming all minority shareholders of First Commercial exchange their interest in First Commercial for Gideon stock prior to closing. Based on the average closing price of $35.53 per share for Southern Missouri common stock over the most recent 20 trading days ending on and including the fifth trading day prior to execution of the definitive merger agreement, the deal is valued at approximately $22.7 million.

"Southern Missouri has a long history in southeast Missouri and we are pleased to add a number of very fine communities to those we serve in the area. We are also excited to bring an expanded presence to Dexter, Missouri, one of the markets we've served the longest," stated Greg Steffens, President and CEO of Southern Missouri. "Several of First Commercial's locations quite nicely complement our existing network of community bank facilities in Dexter, Sikeston, and Cape Girardeau, Missouri, and we look forward to welcoming their customers and staff to our Southern Bank family."

Brett Dorton, President of First Commercial, is expected to join the executive management team of Southern Bank. "I've been privileged to serve First Commercial's customers and team members for many years, and we are proud of the legacy this organization has built," said Dorton. "As we join with Southern Bank, I'm confident our customers will be provided the same personal service, along with an expanded ability to meet their needs with useful products and solutions. Southern Bank believes in community banking, and will bring new resources to our communities."

The deal value equates to 97.5% of Gideon's capital, as adjusted, at closing. "The consideration represents a multiple of approximately 9.0 times Gideon's projected earnings over the twelve months ending December 31, 2019, including fully phased-in cost synergies, which we estimate at 15%," noted

Steffens. "Tangible book value per common share is expected to be diluted by approximately 1% at closing, with a projected earnback period of approximately one year, based on the crossover method. Excluding nonrecurring transaction-related expenses, the acquisition is anticipated to be immediately accretive to earnings per share, with an increase of approximately 5% expected, once all cost savings are realized."

Southern Missouri and Gideon anticipate completion of the transaction in the fourth calendar quarter of 2018, subject to satisfaction of customary closing conditions, including regulatory and shareholder approvals.

The firm of Yewell G. Lawrence served as legal advisor to Gideon, while Silver, Freedman, Taff & Tiernan LLP served as legal advisor to Southern Missouri.

Forward-Looking Information:

Except for the historical information contained herein, the matters discussed in this press release may be deemed to be forward-looking statements that are subject to known and unknown risks, uncertainties, and other factors that could cause the actual results to differ materially from the forward-looking statements, including: the requisite regulatory and shareholder approvals for this acquisition might not be obtained, the exchange transaction involving the minority shareholders of Gideon might not be consummated, or other conditions to completion of the transaction might not be satisfied or waived; expected cost savings, synergies and other benefits from Southern Missouri's merger and acquisition activities, including this acquisition and Southern Missouri's other acquisitions, might not be realized within the anticipated time frames or at all, and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; the strength of the United States economy in general and the strength of the local economies in which we conduct operations; fluctuations in interest rates and in real estate values; monetary and fiscal policies of the Board of Governors of the Federal Reserve System and the U.S. Government and other governmental initiatives affecting the financial services industry; the risks of lending and investing activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses; our ability to access cost-effective funding; the timely development of and acceptance of our new products and services and the perceived overall value of these products and services by users, including the features, pricing and quality compared to competitors' products and services; fluctuations in real estate values and both residential and commercial real estate market conditions; demand for loans and deposits in our market area; legislative or regulatory changes that adversely affect our business; results of examinations of us by our regulators, including the possibility that our regulators may, among other things, require us to increase our reserve for loan losses or to write-down assets; the impact of technological changes; and our success at managing the risks involved in the foregoing. Any forward-looking statements are based upon management's beliefs and assumptions at the time they are made. We undertake no obligation to publicly update or revise any forward-looking statements or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking statements discussed might not occur, and you should not put undue reliance on any forward-looking statements.

No Offer or Solicitation:

This press release is being provided for informational purposes only and does not constitute (i) an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities, (ii) an offer to exchange any securities or (iii) the solicitation of any vote for approval of any transaction. There shall not be any offer, solicitation, sale or exchange of any securities in any state or other jurisdiction in which such offer, solicitation, sale, or exchange is not permitted.

Additional Information:

Southern Missouri Bancorp, Inc. will file a registration statement on Form S-4 with the SEC in connection with the proposed transaction. The registration statement will include a proxy statement of Gideon, that also constitutes a prospectus of Southern Missouri, which will be sent to the shareholders of Gideon. Gideon shareholders are advised to read the proxy statement/prospectus when it becomes available because it will contain important information about Southern Missouri, Gideon, and the proposed transaction. When filed, this document and other documents relating to the merger filed by Southern Missouri can be obtained free of charge from the SEC's website at www.sec.gov. These documents also can be obtained free of charge by accessing Southern Missouri's investor relations website at http://investors.bankwithsouthern.com, then navigating to "SEC Filings."  Alternatively, these documents, when available, can be obtained free of charge from Southern Missouri upon written request to Southern Missouri Bancorp, Inc., Attn: Investor Relations, 2991 Oak Grove Road, Poplar Bluff, Missouri 63901 or by calling (573) 778-1800 or from Gideon upon written request to Gideon Bancshares Company., Attn: Investor Relations, 304 North Walnut, Dexter, Missouri 63841.

Participants in this Transaction:

Southern Missouri, Gideon, and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Gideon's shareholders in connection with the proposed transaction. Information about the directors and executive officers of Southern Missouri may be found in the definitive proxy statement of Southern Missouri relating to its 2017 Annual Meeting of Shareholders filed with the SEC by Southern Missouri on September 26, 2017. This definitive proxy statement can be obtained free of charge from the sources indicated above. Information about the directors and executive officers of Gideon will be included in the proxy statement/prospectus when filed with the SEC. Additional information regarding the interests of these participants will also be included in the proxy statement/prospectus regarding the proposed transaction when it becomes available.

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